Exhibit 11 under Form N-1A
                                              Exhibit 23 under Item 601/Reg. S-K



                               ARTHUR ANDERSEN LLP








                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


      As independent public accountants, we hereby consent to the use in Post-Effective Amendment No. 22 to Form N-1A Registration Statement of Money Market Obligations Trust of our reports dated September 8, 1997, on the financial statements of Money Market Obligations Trust (consisting of Automated Cash Management Trust, Government Obligations Fund, Government Obligations Tax-Managed Fund, Prime Obligations Fund, Tax-Free Obligations Fund, and Treasury Obligations Fund) as of July 31, 1997, included in or made a part of this registration statement.



                                                         /s/ ARTHUR ANDERSEN LLP
                                                             ARTHUR ANDERSEN LLP


Pittsburgh, Pennsylvania,
September 22, 1997